# Cottonwood Multifamily REIT II, Inc.
## SUBSCRIPTION AGREEMENT & INVESTOR INSTRUCTIONS

If you need assistance in completing this Subscription Agreement please call (844) 422-2584. Please send all paperwork and subscription payments to:

**Send Investment Funds Directly To:**

UMB Bank, N.A., as escrow agent for
Cottonwood Multifamily REIT II, Inc.
1010 Grand Blvd., 4th Floor
Kansas City, MO 64106

**Wires may be sent to:**

FFC: Investor Name
ABA# 101000695
DDA#: 9872291883

**Send Subscription Agreement to:**

DST Systems, Inc.
ATTN: Cottonwood Multifamily REIT II, Inc.
430 W. 7th Street
Suite #219065
Kansas City, MO 64105

## 1. INVESTMENT INFORMATION

Amount of Subscription: $______________________________

Investment Type:
- ☐ Initial Investment (Minimum Subscription: $10,000)
- ☐ Additional Investment (No Minimum Subscription Amount)

## 2. INVESTMENT TYPE (check one box)

**Non-Qualified**

- ☐ Tenants in Common[1]
- ☐ Joint Tenants with Right of Survivorship[1]
- ☐ Individual[2]
- ☐ Trust[3]
- ☐ Community Property[1]
- ☐ Uniform Gift to Minors Act: State of ____________
- ☐ Uniform Transfer to Minors Act: State of ____________
- ☐ Partnership[4]
- ☐ C Corporation[4]
- ☐ S Corporation[4]
- ☐ Limited Liability Company[4]
- ☐ Other: ____________________

**Qualified**

- ☐ Traditional (Individual) IRA[5]
- ☐ Simple IRA[5]
- ☐ SEP IRA[5]
- ☐ ROTH IRA[5]
- ☐ Beneficial as Beneficiary for: ____________________
- ☐ Pension or Profit Sharing Plan[3]
- ☐ KEOGH Plan[3]
- ☐ Other: ____________________

### Custodian Information (to be completed by Custodian)

Name of Custodian: ______________________________________________

Street Address: ______________________________________________

City, State, Zip: ______________________________ Phone No.: ______________________________

Custodian Tax ID No.: ______________________ Custodian Account No.: ______________________

(1) All parties must sign this Subscription Agreement
(2) In community property states, if the investor is married, then his or her spouse must sign and submit the Consent of Spouse attached hereto as Attachment A
(3) Please attach a trustee certification or pages of the trust/plan document which lists the names of the trust/plan and trustees authorized to sign on behalf of the trust/plan
(4) Please attach evidence of authority to sign on behalf of the entity
(5) Please submit this subscription agreement to the custodian of record prior to submitting to DST Systems cottonwood

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3. INVESTOR INFORMATION 2 of 7 Cottonwood Multifamily REIT II, Inc. Section A: For Individuals, Community Property, Joint Tenants, Tenants in Common, & IRA accounts Name(s): ________________________________________________________________________________________________________________ Mailing Address: _______________________________________________________ E-mail Address: ____________________________________ Phone: Home: (_____)_____________________________________________ Mobile: (_____)__________________________________________ Social Security Number: _________________________________________________ Date of Birth:______________________________________ Joint Owner Social Security Number: ______________________________________ Joint Owner Date of Birth: ____________________________ Exemptions (codes apply only to certain entities, not individuals): Exempt payee code (if any): Not Applicable Exemption from FATCA reporting code (if any): Not Applicable Section B: For Trust, Partnership, LLC, and Corporation accounts Name of Trust or Entity: ____________________________________________________________________________________________________ Tax-ID of Trust or Entity: _________________________________________________ Date of Formation: ________________________________ Name of Trustee(s) or Authorized Person(s): ___________________________________________________________________________________ Social Security Number(s): _______________________________________________ Date of Birth(s): ____________________________________ Mailing Address: _______________________________________________________ E-mail Address: ____________________________________ Phone: Home: (_____)_____________________________________________ Mobile: (_____)__________________________________________ Exemptions (codes apply only to certain entities, not individuals; see Form W-9 instructions on page 3): Exempt payee code (if any): Not Applicable Exemption from FATCA reporting code (if any): Not Applicable By checking this box, the Company will send certain investor communications to you in electronic form to the e-mail address provided in this section. Investor communications that may be delivered electronically include account statements, tax forms, annual reports, proxy statements and other communications. By electing electronic delivery, you: (i) agree that you have the appropriate hardware and software to receive e-mail notifications and view PDF documents; (ii) understand that you may incur certain costs associated with downloading and printing investor documents; and (iii) understand that electronic delivery also involves risks related to system or network outages that could impair your timely receipt of or access to your documents. The Company may choose to send one or more items to you in paper form despite your consent to electronic delivery. You may also request a paper copy of any particular investor document. Your consent will be effective until you revoke it in writing to the Company. By checking this box, the Company will send all investor communications to you in paper form. Please check one of the following options for delivery of investor information: Under penalties of perjury, I certify that: (1) the number shown above is my correct taxpayer identification number (or I am waiting for a number to be issued to me); and (2) I am not subject to backup withholding because (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and (3) I am a U.S. citizen or other U.S. person (defined in the Form W-9 instructions); and (4) the FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct. (Certification instructions: You must cross out item (2) above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.) I hereby agree to notify the Company within thirty (30) days of the date I become a foreign person. I understand that this certification may be disclosed to the IRS and the State taxing authority and that any false statement made herein could be punished by fine, imprisonment or both. The Internal Revenue Service does not require your consent to any provision of this document other than the certificates required to avoid backup withholding. x _________________________________________________________________ Date ____________________________ Signature (Investor, or authorized signatory) x _________________________________________________________________ Date ____________________________ Signature (Investor, or authorized signatory) Note: Any investor that is not a U.S. citizen or other U.S. person (defined in the Form W-9 instructions) must provide the applicable completed Form W-8.

Cottonwood Multifamily REIT II, Inc. 3 of 7 I choose to have my distributions to be directly deposited into my bank account. [Attach voided check and complete information below] I choose to have checks sent to the person(s) or financial institution listed below. [Distributions for custodial accounts will be sent to the Custodian of record] I choose to have checks sent to the individual(s) listed in Section 3. 4. DISTRIBUTIONS (indicate to whom distributions should be sent) I hereby authorize the Company or its agent (DST Systems) to initiate entries into the account listed below or to send funds directly to the financial institution/individual(s) listed below. This authorization will remain in effect until you notify the Company or DST Systems in writing to cancel it with time to afford a reasonable opportunity to act on it. This authorization relates solely to this investment. Please select one of the options below: Bank, Brokerage Firm or Person: _____________________________________________________________________________________________ Mailing Address: _________________________________________________________________________________________________________ Account Type: ________________________ Account Number: ________________________ ABA Routing Number: ________________________

Cottonwood Multifamily REIT II, Inc. 4 of 7 5. INVESTOR SUITABILITY REQUIREMENTS Please check one of the following: I AM AN ACCREDITED INVESTOR (check one of the following): If a natural person, I hereby represent and warrant that (i) I have an individual net worth, or joint net worth with my spouse (exclusive of the value of my primary residence) of more than $1,000,000 (for purposes of determining net worth, exclude the value of your primary residence as well as the amount of indebtedness secured by your primary residence, up to the fair market value. Any amount in excess of the fair market value of your primary residence must be included as a liability. In the event the indebtedness on your primary residence was increased in the 60 days preceding the completion of this Subscription Agreement, the amount of the increase must be included as a liability in the net worth calculation.); or (ii) I have individual income in excess of $200,000, or joint income with my spouse in excess of $300,000, in each of the two most recent years and I have a reasonable expectation of reaching the same income level in the current year. If other than a natural person, such entity represents and warrants that such entity is (i) a corporation, an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended (the “Code”), a Massachusetts or similar business trust, or a partnership, not formed for the specific purpose of acquiring shares, with total assets in excess of $5,000,000; or (ii) a trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring shares and whose purchase is directed by a person who has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of an investment in shares; or (iii) a broker-dealer registered pursuant to section 15 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); or (iv) an investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”); or (v) a business development company (as defined in section 2(a)(48) of the Investment Company Act); or (vi) a Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; or (vii) an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 (“ERISA”), if the investment decision is made by a plan fiduciary (as defined in section 3(21) of ERISA), which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons who are Accredited Investors; or (viii) a private business development company (as defined in section 202(a) (22) of the Investment Advisers Act of 1940, as amended); or (ix) a bank as defined in section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity; or (x) an entity in which all of the equity owners are Accredited Investors; or (xi) a grantor revocable trust where the grantors meet the qualifications under “Natural Persons” above. I AM NOT AN ACCREDITED INVESTOR (check one of the following): If a natural person, I hereby represent and warrant that the investment in shares is not more than 10% of the greater of (i) my individual net worth, or joint net worth with my spouse, excluding the value of my primary residence (for purposes of determining net worth, exclude the value of your primary residence as well as the amount of indebtedness secured by your primary residence, up to the fair market value. Any amount in excess of the fair market value of your primary residence must be included as a liability. In the event the indebtedness on your primary residence was increased in the 60 days preceding the completion of this Subscription Agreement, the amount of the increase must be included as a liability in the net worth calculation.); or (ii) my individual income, or joint income with my spouse, in each of the two most recent years and I have a reasonable expectation that an investment in shares will not exceed 10% of my individual or joint income in the current year. If other than a natural person, such entity represents and warrants that the investment in shares is not more than 10% of the greater of (i) such entity’s revenue, as of the most recently completed fiscal year; or (ii) such entity’s net assets, as of the most recently completed fiscal year.

Cottonwood Multifamily REIT II, Inc. 5 of 7 6. INVESTOR SIGNATURES THE UNDERSIGNED INVESTOR HEREBY ACKNOWLEDGES AND REPRESENTS THAT IT HAS RECEIVED THE FINAL OFFERING CIRCULAR, AS SUPPLEMENTED, AND ANY EXHIBITS AND APPENDICES THERETO. THE UNDERSIGNED INVESTOR HEREBY CERTIFIES THAT ALL OF THE INFORMATION, REPRESENTATIONS, WARRANTIES AND CERTIFICATIONS SET FORTH HEREIN ARE TRUE AND CORRECT IN ALL RESPECTS. THE UNDERSIGNED INVESTOR HAS THE AUTHORITY TO ENTER INTO THIS SUBSCRIPTION AGREEMENT ON BEHALF OF THE PERSON(S) OR ENTITY REGISTERED IN SECTION 3 ABOVE. Executed this _______________ day of ___________________, _______________. X _____________________________________________________ X _____________________________________________________ Signature (Investor, or Authorized Signatory) Joint Owner Signature (Investor, or Authorized Signatory) _______________________________________________________ _______________________________________________________ Printed Name Printed Name _______________________________________________________ _______________________________________________________ Title (if applicable) Title (if applicable) * CUSTODIAL APPROVAL: By executing this Subscription Agreement, Custodian certifies to Cottonwood Multifamily REIT II, Inc. (the “Company”) that the shares purchased pursuant to this Subscription Agreement are held for the benefit of the investor named in Section 3 of this Subscription Agreement (the “Beneficial Owner”); Custodian agrees to notify the Company promptly, but in any event within 30 days, of any changes in the name of the Beneficial Owner or the number of shares held by the Custodian for the benefit of the Beneficial Owner; Custodian confirms that the Company is entitled to rely on these representations for purposes of determining the shareholders entitled to notice of or to vote at each annual or special meeting of shareholders of the Company until delivery by the Custodian to the Company of a written statement revoking such representations (provided, however, that any such revocation delivered after the record date or the closing of the stock transfer books of the Company in respect of any annual or special meeting of the shareholders, but on or prior to the date of such annual or special meeting of shareholders, shall not be effective until after the holding of such annual or special meeting of shareholders of the Company), then each Beneficial Owner (and not the Custodian) will be deemed the holder of record for the shares of common stock entitled to notice of or to vote at each annual or special meeting of shareholders. X _______________________________________________________ Signature (Custodian’s Authorized Signatory) _______________________________________________________ Printed Name 7. COMPANY APPROVAL (to be completed by the Company upon acceptance of this Subscription Agreement) The Company hereby accepts this Subscription Agreement. Dated: _______________, 20_______________ Cottonwood Multifamily REIT II, Inc., a Maryland corporation By:_____________________________________________________ Printed Name:____________________________________________ Title:___________________________________________________ * Custodian stamp or Medallion Signature Guarantee required on custodied accounts.

Cottonwood Multifamily REIT II, Inc. 6 of 7 The investor’s registered representative (the “Registered Representative”) of a participating broker-dealer (“Broker-Dealer”) or an authorized representative of the investor’s Registered Investment Advisor (“Registered Investment Advisor”) must sign below to complete the order. If sold by a Registered Representative, the Registered Representative and the Broker-Dealer hereby represent and warrant that (i) he or she and the Broker-Dealer are duly licensed and may lawfully sell shares of common stock in the state designated as the investor’s legal residence and (ii) the Registered Representative and the Broker-Dealer are aware of and have reviewed Rule 262 of Regulation A of the Securities Act of 1933 and neither the Registered Representative nor the Broker-Dealer is subject to statutory disqualification under such Rule 262. If sold by a Registered Investment Advisor, the Registered Investment Advisor represents that it is either registered under the Investment Advisers Act of 1940 or exempt from registration. Investor suitability requirements have been established by the Company and are in the Offering Circular under “Who May Invest.” Before recommending the purchase of shares, we have reasonable grounds to believe, on the basis of information supplied by the subscriber concerning his or her investment objectives, other investments, financial situation and needs, and other pertinent information that: (i) the subscriber is an “accredited investor” as defined in Section 501(a) of Regulation D of the Securities Act or, if the investor is not an “accredited investor” the investment in shares will not exceed 10% of the investors net income or net assets; (ii) the subscriber meets the investor suitability requirements established by the Company; (iii) the subscriber has a net worth and income sufficient to sustain the risks inherent in the shares, including loss of investment and lack of liquidity; and (iv) the shares are otherwise a suitable investment for the subscriber. We will maintain in our files documents disclosing the basis upon which the suitability of this subscriber was determined as well as documents establishing a pre-existing relationship with the subscriber. We verify that the above subscription either does not involve a discretionary account or, if so, that the subscriber’s prior written approval was obtained relating to the liquidity and marketability of the shares during the term of the investment. Name of Investor: ____________________________________________________________________________________________ Broker-Dealer Firm Name: _____________________________________________________________________________________ Registered Representative: _____________________________________________ Rep Code: _____________________________ (Please Print) Registered Representative’s BRANCH ADDRESS: ___________________________________________________________________ ____________________________________________________________________________________________________________ Operations E-mail Address: ________________________________ Rep E-mail Address: __________________________________ Branch Phone Number: (_____) _____________________________ The representations and warranties above are and shall be continuing representations and warranties throughout the term of the Offering. In the event that any of these representations or warranties become untrue, the Registered Representative and Broker-Dealer or the Registered Investment Advisor will immediately notify the Company in writing of the fact which makes the representation or warranty untrue. X _____________________________________________________ X _____________________________________________________ Signature of Registered Representative or Registered Broker-Dealer Principal Approval Signature Investment Advisor _______________________________________________________ _______________________________________________________ Date Date 8. BROKER-DEALER OR REGISTERED INVESTMENT ADVISOR - REPRESENTATIONS & WARRANTIES

Cottonwood Multifamily REIT II, Inc. 7 of 7 I, ________________________________________________, spouse of _________________________________________________ (Print Name of Spouse) (Print Name of Investor) have read and hereby approve of the Instructions to Investors and Subscription Agreement of Cottonwood Multifamily REIT II, Inc., a Maryland corporation (the “Company”), for Common Stock of the Company (the “Subscription Agreement”), which my spouse has signed. I hereby appoint my spouse as my attorney-in-fact with respect to the exercise of any rights related to a purchase of any such shares and agree to be bound by the provisions of the Subscription Agreement, the Offering Statement of common stock of the Company, dated [_______________], 20[_____] and all Exhibits and supplements thereto, and any other documents related to the purchase of any such shares (collectively, the “Purchase Documents”) insofar as I may have any rights in said Purchase Documents or any property or interest subject thereto under the community property laws of the State of ________________ or similar laws relating to marital property in effect in the state of our residence as of the date of signing of the Subscription Agreement and/or the Purchase Documents. Dated: ______________________________, 20_______ ____________________________________________________ Signature of Spouse (For purchasers in community property states, which are currently Alaska, Arizona, California, Idaho, Louisiana, Nevada, New Mexico, Texas, Washington and Wisconsin) ATTACHMENT A CONSENT OF SPOUSE